UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

INFOSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The attached supplement to the InfoSpace, Inc. (the “Company”) proxy statement and new proxy card are being mailed to stockholders on or about May 7, 2007 in connection with the Company’s 2007 Annual Meeting of Stockholders.

INFOSPACE, INC.

601 108th Avenue N.E.

Suite 1200

Bellevue, Washington 98004

SUPPLEMENT TO PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Convened on May 31, 2007 at 10:00 A.M., Local Time,

at The Westin Bellevue, 600 Bellevue Way NE, Bellevue, Washington 98004.

Infospace, Inc. (the “Company” or “Infospace”) hereby supplements its Proxy Statement dated April 12, 2007 in connection with its 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held on May 31, 2007, at The Westin Bellevue, 600 Bellevue Way NE, Bellevue, Washington 98004 (the “Infospace Proxy Statement”).

AS INDICATED BELOW, UNDER AN AGREEMENT RECENTLY SIGNED WITH ENTITIES REFERRED TO IN THIS SUPPLEMENT AS THE SANDELL GROUP, THE COMPANY’S BOARD OF DIRECTORS HAS DETERMINED THAT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS TO CHANGE ONE OF ITS DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING, AND IT IS IMPORTANT THAT STOCKHOLDERS COMPLETE AND RETURN THE ENCLOSED NEW GREEN PROXY CARD TO ENSURE THAT THEIR SHARES ARE VOTED FOR THE REVISED SLATE OF NOMINEES.

WHITE AND GOLD PROXY CARDS ARE NO LONGER VALID AND WILL NOT BE VOTED AT THE ANNUAL MEETING.

Neither the May 31, 2007 date of the Annual Meeting, nor the April 6, 2007 record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting, have changed.

All GREEN proxy cards are solicited for the purposes set forth therein by the Company’s Board of Directors (the “Board”). We do not expect any matters not listed on the GREEN proxy card to come before the Annual Meeting. If any other matter is presented, your signed GREEN proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Annual Meeting.

REVISED BOARD NOMINEES; TERMINATION OF SANDELL GROUP SOLICITATION

On April 26, 2007, the Company entered into an agreement (the “Sandell Agreement”) with certain stockholders of the Company affiliated with Sandell Asset Management Corp. (collectively, the “Sandell Group”). The Sandell Group had previously filed preliminary proxy materials in connection with the Annual Meeting, which proxy solicitation sought to elect Nick Graziano, Jonathan R. Macey and Paul L. Schaut as Class II directors to the Company’s Board, and repeal any amendments to the Company’s restated bylaws that were adopted by the Board after February 12, 2003.

Among other things, pursuant to the Sandell Agreement, the Board elected Nick Graziano to the Board and has agreed to replace William J. Ruckelshaus with Nick Graziano as a nominee for election to the Board as a Class II director at the Annual Meeting, in addition to Richard D. Hearney and James F. Voelker. Messrs. Hearney, Voelker and Graziano are referred to together in this Supplement as the “New Nominees.” Because he was replaced by Nick Graziano as one of the Board’s nominees for election to the Board, William J. Ruckelshaus will not stand for election at the Annual Meeting. However, the Board elected Mr. Ruckelshaus to the Board to fill an existing Class I vacancy on May 2, 2007.

The Sandell Group has agreed to vote in favor of the New Nominees, to withdraw its nominees for election at the Annual Meeting and to withdraw and terminate its proxy solicitation.

For further information regarding the Sandell Agreement, please see the summary set forth below under the section entitled “Summary of the Sandell Agreement.”

GENERAL

Voting Securities. The Record Date for the Annual Meeting has not changed. Only stockholders of record as of the close of business on April 6, 2007 will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, there were 31,607,199 shares of the common stock of the Company issued and outstanding.

Color of the Proxy Card. GREEN proxy cards and voting instruction cards are being solicited on behalf of the Board in favor of (i) the proposal to elect Richard D. Hearney, James F. Voelker and Nick Graziano as Class II members of the Board and (ii) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year. The Board urges stockholders to sign, date and return each GREEN proxy card or voting instruction card promptly. If a stockholder does not return the enclosed new GREEN proxy card (which contains the names of the New Nominees), that stockholder’s shares cannot be counted in the election of the New Nominees, whether or not the stockholder previously returned a WHITE or GOLD proxy card. WHITE and GOLD proxy cards are no longer valid and will not be voted at the Annual Meeting.

Quorum. The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company’s common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST”, or “WITHHELD FROM” on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

Required Vote for Each Proposal. For the election of directors, the three Class II nominees who receive the greatest number of votes from shares present and entitled to vote at the meeting will be elected. To be passed, the proposed ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares cast at the meeting and entitled to vote with respect to such proposal.

The following table supplements the table set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in the InfoSpace Proxy Statement and describes as of the date of this Supplement the beneficial ownership of Company common stock held by Messrs. Graziano and Ruckelshaus. Such beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Shares Beneficially Owned
Name	Number	Percent
Nicholas F. Graziano	—	*
William J. Ruckelshaus	—	*

*	Less than 1%

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s nominees for election to the Board as Class II directors have changed and the new nominees are set forth below:

Name of Director or Nominee	Age	Positions with Infospace	Director Since
Richard D. Hearney(1)	67	Director	2001
James F. Voelker	56	Chairman, Chief Executive Officer and President	2002
Nicholas F. Graziano	35	Director	2007

(1) Member of the Audit Committee and Compensation Committee

The New Nominees to be elected as Class II members of the Board at the Annual Meeting will be elected to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company expects each nominee to be available to serve as a director. If, however, a nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board may designate.

The Company refers you to the section of the Infospace Proxy Statement captioned “PROPOSAL ONE— ELECTION OF DIRECTORS” for information about the current members of the Board, including Messrs. Hearney and Voelker. Information with respect to Mr. Graziano, including his business address, present principal occupation, the directorships of publicly-held companies he has held and his employment history for at least the past five years is set forth below. This information has been furnished to the Company by Mr. Graziano. Mr. Graziano was elected by the Board to serve as a Class II member of the Board on May 2, 2007. Mr. Graziano is an “independent director” as defined in the NASDAQ Marketplace Rules.

Nicholas (Nick) F. Graziano has served as a director since May 2, 2007. Mr. Graziano is a Managing Director of Sandell Asset Management Corp., an investment manager. Mr. Graziano has been with Sandell since September 2006. From February 2004 to July 2006, Mr. Graziano was an investment analyst with Icahn Associates Corp., the primary investment vehicle of Carl Icahn including Icahn Partners, a multi-billion dollar global hedge fund. In this position, he was responsible for analysis and execution of investment strategies, including public and private equity and distressed debt. These activities included publicly disclosed participation in investments in Time Warner Inc. and Blockbuster Inc. From February 2002 to February 2004, Mr. Graziano was an analyst with March Partners LLC, a global event-driven hedge fund.

Mr. Graziano was nominated for election to the Board as a Class II director pursuant to the Sandell Agreement described in this Supplement upon the recommendation of the Nominating and Governance Committee of the Board and by a vote of the Board. As noted above, prior to the termination of the proxy solicitation by the Sandell Group, the Sandell Group had nominated Mr. Graziano, along with other Sandell Group nominees, for election to the Board as Class II directors at the Annual Meeting. Mr. Graziano is affiliated with the Sandell Group, as described in more detail above. The Sandell Group beneficially owns and controls 2,771,204 shares of the Company’s common stock, or approximately 8.8% of the Company’s common stock outstanding as of the Record Date. Under the Sandell Agreement, the Company agreed that Nick Graziano would be appointed as a member of a new committee of the Board created for the purpose of evaluating and making recommendations concerning the Company’s business and strategy. There is no other relationship between the Company and Mr. Graziano.

The Board recommends that stockholders vote FOR the election of the New Nominees. Unless otherwise instructed, the proxy holders will vote the new GREEN proxy cards received by them for the New Nominees.

SUMMARY OF THE SANDELL AGREEMENT

Pursuant to the terms of the Sandell Agreement, the Sandell Group agreed that it would withdraw and terminate its proxy solicitation in connection with the Annual Meeting. In addition, the Sandell Group agreed that it would cause all shares of the Company’s common stock beneficially owned by it and its controlled affiliates to be present and voted in favor of the New Nominees at the Annual Meeting, and that such shares would be voted against the approval of any proposal made in opposition to, or in competition with, any proposal or nominees recommended by the Board at the Annual Meeting.

The Sandell Agreement also provides that the Board would appoint Nick Graziano to the Board as a Class II director. The Board appointed Mr. Graziano to the Board as a Class II director on May 2, 2007.

In addition, the Company agreed to promptly amend its proxy statement on Schedule 14A to indicate that (i) the New Nominees are being nominated by the Board as the sole nominees of the Company for election as Class II directors at the Annual Meeting, (ii) William J. Ruckelshaus is not standing for election to the Board at the Annual Meeting, (iii) the Board recommends that the Company’s stockholders vote “for” the New Nominees at the Annual Meeting, and that the Board is soliciting its stockholders to vote for the New Nominees, (iv) proxies solicited by the Board would be voted “for” the New Nominees at the Annual Meeting, (v) the Board would form, and Nick Graziano would be appointed as a member of, a new committee of the Board created for the purpose of evaluating and making recommendations concerning the Company’s business and strategy, (vi) William J. Ruckelshaus would be appointed to the Board to fill a Class I vacancy.

Furthermore, the Company also agreed to pay a special dividend to the Company’s stockholders aggregating at least $200 million as promptly as practicable, and to reauthorize the Company’s previously authorized $100 million stock repurchase program.

In addition, under the Sandell Agreement, until the date that is 80 days prior to the date of the Company’s 2008 Annual Meeting of Stockholders (or a shorter period if the Company extends the period for advance notice of nominations of directors or proposal under its bylaws)(the “Standstill Period”), the Sandell Group and its controlled affiliates agreed not to take any of the following actions:

•

acquire or agree to acquire, or publicly offer or propose to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any of its subsidiaries, or any assets of the Company or any of its subsidiaries or divisions; provided, however, that the Sandell Agreement does not limit the ability of the Sandell Group to:

•

transfer any voting securities or direct or indirect rights or options to acquire any voting securities of the Company to any of its controlled affiliates that agree to be bound by the terms of the Sandell Agreement; or

•

enter into any swap or other arrangement whereby it acquires the economic consequences of ownership of the common stock without also acquiring the voting or other rights, privileges or powers associated with the ownership of the underlying common stock;

•

other than pursuant to the Sandell Agreement, (x) seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Board, (y) engage in any activities in opposition to the recommendation of the Board or submit any proposal or nomination of a director for stockholder action, or (z) solicit, encourage or in any way participate in the solicitation of any proxies with respect to any voting securities of the Company; provided, however, that the Sandell Agreement does not prohibit the Sandell Group from making public statements or engaging in certain limited discussions with other stockholders of the Company (the “Permitted Actions”) with respect to any transaction that has been public announced by the Company involving a recapitalization of the Company, an acquisition, disposition or sale of assets or a business by the Company where the consideration to be received or paid in such transaction exceeds $75 million in the aggregate, or a change of control of the Company (each, a “Material Transaction”);

•

make any public announcement with respect to, or publicly offer to effect, seek or propose a merger, consolidation, business combination or other extraordinary transaction with or involving the Company or any of its subsidiaries, or any of the Company’s or its subsidiaries’ securities or assets, other than any Permitted Actions with respect to a Material Transaction;

•

form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or enter into any negotiations, arrangements or understandings with any third parties in connection with becoming a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934; or

•	publicly seek or request permission to do any of the foregoing or make any public announcement with respect to the foregoing.

In addition, during the Standstill Period, the Sandell Group has agreed that it will not to offer, pledge, sell, contract to sell, lend or otherwise transfer or dispose of (including through any derivative instruments) (a “Transfer”), directly or indirectly, any shares of the Company’s common stock or securities convertible into or exercisable or exchangeable for common stock, without the prior written consent of the Company; provided that Sandell Agreement does not prohibit the Sandell Group from:

•	a Transfer of any shares to a controlled affiliate which agrees to be bound by the terms of the Sandell Agreement,

•

subject to compliance with law, a Transfer of shares in either (1) brokers’ transactions, or (2) a private Transfer, which would not result in the ultimate purchaser of such shares from the Sandell Group beneficially owning following such Transfer, in excess of 5% of the Company’s common stock, or

•	Transfers made pursuant to (A) tender offers in respect of the Company’s common stock, or (B) repurchase offers in respect of the Company’s common stock made directly with the Company.

Under the terms of the Sandell Agreement, the Company and the Sandell Group also agreed to a mutual release of all claims based upon events occurring prior to the date of the Sandell Agreement that arise out of or are related to the proxy solicitations conducted by each of the Company and the Sandell Group in connection with the Annual Meeting.

No monetary payments are to be made by either party in connection with the Sandell Agreement or the termination of the Sandell Group’s proxy solicitation.

THE COMPANY HAS FILED THE SANDELL AGREEMENT AS AN EXHIBIT TO A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2007. THE DESCRIPTIONS OF THE SANDELL AGREEMENT IN THIS SUPPLEMENT IS QUALIFIED BY THE FULL TEXT OF THE SANDELL AGREEMENT.

YOUR VOTE IS IMPORTANT. THE BOARD OF DIRECTORS ASKS YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED NEW GREEN PROXY CARD SO THAT YOUR VOTE MAY BE COUNTED, EVEN IF YOU PLAN ON ATTENDING THE ANNUAL MEETING.

By Order of the Board of Directors

R. Bruce Easter, Jr.

Senior Vice President, General Counsel and Secretary

Bellevue, Washington

May 4, 2007

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFOSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

10:00 a.m. (Local Time)

GREEN PROXY

The undersigned stockholder(s) of InfoSpace, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders dated April 12, 2007, and hereby appoints Allen M. Hsieh and R. Bruce Easter, Jr., and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InfoSpace, Inc. to be held on May 31, 2007 at 10:00 a.m., local time, at The Westin Bellevue, 600 Bellevue Way NE, Bellevue, Washington, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted “FOR” the persons and proposals on the reverse side. If any other matters properly come before the meeting, the persons named in the proxy will vote in their discretion.

Continued on reverse side.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of InfoSpace, Inc. common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND SUPPLEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-888-4064, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions. You will be required to provide the unique control number indicated below.

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/insp, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: InfoSpace, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

GREEN PROXY

The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2.

FOR ALL

WITHHOLD ALL

FOR ALL EXCEPT

1. Election of Directors:

01 Richard D. Hearney

02 James F. Voelker

03 Nicholas F. Graziano

To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line provided to the right.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007

FOR AGAINST ABSTAIN

For address Changes, please mark box and Indicate changes below:

Date , 2007

Signature

Signature

Please sign name(s) exactly as shown at left. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign in full corporate name by duly authorized officer.